Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS RECORD QUARTERLY EARNINGS OF $44.6 MILLION

Year-Over-Year Operating Earnings Increase 49%

OLNEY, MARYLAND, October 22, 2020 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported record net income of $44.6 million ($0.94 per diluted common share) for the third quarter of 2020. The current quarter’s result compares to net income of $29.4 million ($0.82 per diluted common share) for the third quarter of 2019 and a loss of $14.3 million ($0.31 per diluted common share) for the second quarter of 2020.

Operating earnings for the current quarter, which excludes the impact of merger and acquisition expense, the provision for credit losses and the effects from the Paycheck Protection Program (“PPP” or “PPP program”), each on an after-tax basis, were $45.9 million ($0.97 per diluted common share), compared to $30.8 million ($0.86 per diluted common share) for the quarter ended September 30, 2019 and $42.0 million ($0.88 per diluted common share) for the quarter ended June 30, 2020.

The current quarter’s results included $1.3 million for merger and acquisition expense related to the second quarter acquisition of Revere Bank (“Revere”) as compared to $22.5 million for the linked quarter. The provision for credit losses for the current quarter was $7.0 million as compared to $58.7 million for the second quarter of 2020. The decrease in the provision for credit losses compared to the prior quarter is a result of the stability of the economic forecast compared to the prior quarter and resiliency of the loan portfolio’s credit quality.

“The record net income and earnings per share that we delivered clearly reflect the value of our Revere Bank acquisition, though we have yet to realize the full potential of the transaction,” said Daniel J. Schrider, President and Chief Executive Officer. “Our team seamlessly completed the systems integration of Revere Bank in the third quarter, notwithstanding the challenging work environment necessitated by the COVID-19 pandemic. As a result, the former Revere clients now have access to all Sandy Spring Bank services and locations. We remain focused on strengthening our client relationships and working closely with borrowers to see them through these extraordinary times.”

Third Quarter Highlights:

•	Total assets at September 30, 2020, grew 50% to $12.7 billion compared to September 30, 2019 primarily as a result of the Revere acquisition and participation in the PPP. Loans and deposits grew by 57% and 53%, respectively. On the date of acquisition, Revere’s loans and deposits were $2.5 billion and $2.3 billion, respectively. The Company originated $1.1 billion in commercial business loans through the PPP.

•	The net interest margin was 3.24% for the third quarter of 2020, compared to 3.51% for the same quarter of 2019, and 3.47% for the second quarter of 2020. Excluding the impact of the amortization of the fair value marks derived from acquisitions, the current quarter’s net interest margin would have been 3.18%, compared to 3.47% for third quarter of 2019, and 3.19% for the second quarter of 2020.

•	The provision for credit losses was $7.0 million for the current quarter. The lower provision for the current quarter as compared to the prior quarter’s provision of $58.7 million was the result of the stabilization in economic projections compared to the prior quarter and resiliency of the loan portfolio’s credit quality.

•	Non-interest income increased from the prior year quarter by 58% to $29.4 million, as a result of a 220% increase in income from mortgage banking activities and growth of 42% in wealth management income as a result of the acquisition of Rembert Pendleton Jackson (“RPJ”) in the first quarter of the year.

•	Non-interest expense for the third quarter of 2020 increased $16.0 million or 36% compared to the prior year quarter. This increase was driven by the impact of the acquisition of Revere and RPJ, which increased compensation costs, facilities and operational costs and merger and acquisition expenses.

•	Return on average assets (“ROA”) for the quarter ended September 30, 2020 was 1.38% and return on average on tangible common equity (“ROTCE”) was 18.16%. This compares to 1.39% and 15.13% for ROA and ROTCE, respectively, for the prior year. The non-GAAP efficiency ratio for the third quarter of 2020 was 45.27% compared to 50.95% for the third quarter of 2019.

Response to COVID-19

The Company continues to focus on protecting the health and well-being of its employees and clients and assisting clients who have been impacted by the COVID-19 pandemic. A substantial majority of non-branch employees continue to work remotely and clients are served at branches primarily through drive-thru facilities and limited lobby access. Area jurisdictions continue to monitor and modify their respective pandemic guidelines on a periodic basis. Currently, the Company is maintaining its first phase of its return to work plan.

The Company’s participation in the Small Business Administration’s PPP has resulted in the approval of over 5,400 loans for a total of $1.1 billion in loans to businesses to assist them in maintaining their payroll of an estimated 112,000 employees and cover applicable overhead. The Company is developing a digital PPP forgiveness application that will be submitted to the SBA. The Company anticipates launching the forgiveness application in its PPP client portal in the coming weeks.

The Company has provided for deferment of certain loan payments up to 90 days to provide relief to our qualified commercial, mortgage and consumer loan customers. From March through October 12, 2020, the Company granted payment modifications/deferrals on over 2,500 loans with an aggregate balance of $2.0 billion, of which 481 loans with an aggregate balance of $502 million remain in deferral status.

For additional information about the Company’s response to the COVID-19 pandemic, segments of the Company’s loan portfolio exposed to industries adversely impacted by the pandemic, and our response to clients who sought loan payment deferral, we have provided supplemental materials available at the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com.

Balance Sheet and Credit Quality

Total assets grew to $12.7 billion at September 30, 2020, as compared to $8.4 billion at September 30, 2019, primarily as a result of the acquisition of Revere during the second quarter of the current year. In addition, the Company’s participation in the PPP program had a further positive impact on the year-over-year asset growth. During this period, total loans grew by 57% to $10.3 billion at September 30, 2020, compared to $6.6 billion at September 30, 2019. Excluding PPP loans, total loans grew 41% to $9.3 billion at September 30, 2020 as compared to the prior year quarter. Commercial loans, excluding PPP loans, grew 55% or $2.6 billion while the remainder of the loan portfolio grew 2%. The majority of the commercial loan growth was driven by the acquisition of Revere. Consumer loans grew 9% due to the Revere acquisition. Deposit growth was 53% from September 30, 2019 through September 30, 2020, as noninterest-bearing deposits experienced growth of 66% and interest-bearing deposits grew 47%. This growth was driven primarily by the Revere acquisition. During the current quarter, excess liquidity was used to reduce borrowings under the Paycheck Protection Program Liquidity Facility (“PPPLF”) program by approximately $580 million.

At September 30, 2020, tangible common equity increased to $1.0 billion or 8.17% of tangible assets compared to $787.3 million or 9.74% at September 30, 2019, as a result of the equity issuance in the Revere acquisition. The year-over-year change in tangible common equity also reflects the effects of the repurchase of $50 million of common stock and the increase in intangible assets and goodwill associated with the two acquisitions during the past twelve months. At September 30, 2020, the Company had a total risk-based capital ratio of 14.02%, a common equity tier 1 risk-based capital ratio of 10.45%, a tier 1 risk-based capital ratio of 10.45% and a tier 1 leverage ratio of 8.65%.

The level of non-performing loans to total loans increased to 0.72% at September 30, 2020, compared to 0.61% at September 30, 2019, and decreased from 0.77% at June 30, 2020. At September 30, 2020, non-performing loans totaled $74.7 million, compared to $40.1 million at September 30, 2019, and $79.9 million at June 30, 2020. Non-performing loans include accruing loans 90 days or more past due and restructured loans. The year-over-year growth in non-performing loans was driven by three major components: loans placed in non-accrual status, acquired Revere non-accrual loans, and loans previously accounted for as purchased credit impaired loans that have been designated as non-accrual loans as a result of the Company’s adoption of the accounting standard for expected credit losses at the beginning of the year. Loans placed on non-accrual during the current quarter amounted to $0.9 million compared to $6.0 million for the prior year quarter and $27.3 million for the second quarter of 2020, which included $11.3 million in Revere non-accrual loans as of the acquisition date.

The Company recorded net charge-offs of $0.2 million for the third quarter of 2020, as compared to net charge-offs of $0.6 million and net recoveries of $0.4 million for the third quarter of 2019 and the second quarter of 2020, respectively.

At September 30, 2020, the allowance for credit losses was $170.3 million or 1.65% of outstanding loans and 228% of non-performing loans, compared to $163.5 million or 1.58% of outstanding loans and 205% of non-performing loans at June 30, 2020. The modest increase in the allowance from the linked quarter resulted from the combination of the impact of the updated projected future economic metrics and qualitative assessment of the loan portfolio.

Income Statement Review

Quarterly Results

Net interest income for the third quarter of 2020 increased 46% compared to the third quarter of 2019, driven primarily by the acquisition of Revere. The PPP program and its associated funding contributed a net of $6.6 million to net interest income for the quarter. The net interest margin declined to 3.24% for the third quarter of 2020, compared to 3.51% for the third quarter of 2019. Excluding the net $1.9 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin would have been 3.18%.

The provision for credit losses was $7.0 million for the third quarter of 2020, compared to $1.5 million for the third quarter of 2019 and $58.7 million for the second quarter of 2020. The decrease in the current quarter’s provision for credit losses, compared to the prior quarter, is a result of the stability of economic forecast compared to the prior quarter and resiliency of the loan portfolio’s credit quality. The provision for credit losses during the second quarter was primarily the result of deterioration in forecasted economic conditions ($33.8 million) and the initial allowance required on Revere non-purchased credit deteriorated loans ($17.5 million).

Non-interest income increased $10.8 million or 58% during the current quarter compared the same quarter of the prior year. During this period, income from mortgage banking activities increased $9.7 million as a result of a high level of refinancing activity and wealth management income increased $2.3 million as a result of the first quarter acquisition of RPJ. This growth more than compensated for the $1.4 million of the combined declines in service fee and other non-interest income as compared to the prior year quarter.

Non-interest expense grew 36% or $16.0 million from the prior year quarter. Excluding the impact of merger and acquisition expense, non-interest expense grew 34% year-over-year, primarily as a result of the operational cost of the Revere and RPJ acquisitions, increased compensation expense related to staffing increases, incentive compensation and annual merit increases, in addition to an increase in FDIC insurance and the amortization of intangible assets.

The non-GAAP efficiency ratio was 45.27% for the current quarter as compared to 50.95% for the third quarter of 2019 and 43.85% for the second quarter of 2020. The decrease in the efficiency ratio (reflecting an increase in efficiency) from the third quarter of last year to the current year was the result of the $41.0 million growth in non-GAAP revenue outpacing the $13.6 million growth in non-GAAP non-interest expense.

Year to Date Results

Net interest income for the nine months ended September 30, 2020 increased 32% or $63.6 million compared to the same period of 2019. This increase was driven primarily by the acquisition of Revere in the second quarter of the current year. Additionally, the income generated by the PPP program, net of its associated funding, contributed a net of $12.1 million to the growth in net interest income year-over-year. The net interest margin declined to 3.33% for the nine months ended September 30, 2020, compared to 3.55% for the same period of the prior year. Excluding the net $10.5 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin would have been 3.21%. Included in the current period net interest income is a benefit realized from the accelerated amortization of the $5.8 million purchase premium on acquired FHLB advances as a result of the prepayment of those borrowings.

The provision for credit losses for the nine months ended September 30, 2020 amounted to $90.2 million as compared to $3.0 million for the same period in 2019. The provision for credit losses under the CECL standard reflects the combined results of the impact of the deteriorated economic forecasts during the year ($59.3 million) and the initial allowance on acquired Revere non-purchased credit deteriorated loans ($17.5 million). The change in the portfolio mix and various qualitative adjustments resulted in the remainder of provision growth for the period.

Non-interest income rose to $70.5 million or 35% above prior year levels. Income from mortgage banking activities increased $15.0 million as a result of the high levels of refinancing activity, and wealth management income increased $6.1 million as a result of the first quarter acquisition of RPJ. These increases more than offset declines in deposit service fees, the reduction in BOLI income, due to the absence of mortality income that occurred in 2019, and lower other non-interest income.

Non-interest expense increased 46% or $61.1 million for the first nine months of 2020, compared to the first nine months of 2019. Merger and acquisition expense accounted for $24.8 million of the growth of non-interest expense. The non-interest expense growth also included $5.9 million in prepayment penalties resulting from the liquidation of acquired FHLB borrowings. Excluding the impact of these items results in a year-over-year growth rate of 23%. This growth rate was driven by operational and compensation cost associated with the Revere and RPJ acquisitions, increased incentive expense related to the significant level of mortgage loan originations, intangible amortization and annual employee merit increases.

The effective tax rate for the nine months ended September 30, 2020 was 18.7%, compared to 24.0% for the same period in 2019. This decrease was the result of the recent changes to tax laws that expanded the time permitted to utilize previous net operating losses. The Company applied this change to the 2018 acquisition of WashingtonFirst Bankshares, Inc. to realize a tax benefit of $1.8 million for the current year.

The non-GAAP efficiency ratio for the current year-to-date was 47.10% compared to 51.36% for the prior year period. The improvement in the current year’s efficiency ratio compared to the prior year was the result of the growth in non-GAAP revenue, which outpaced the growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•	Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets.
•	The non-GAAP efficiency ratio is non-GAAP in that it excludes amortization of intangible assets, loss on FHLB redemption, merger and acquisition expense and securities gains and includes tax-equivalent income.
•	Operating earnings - and the related measures of operating earnings per share, operating return on average assets and operating return on average tangible common equity - reflect net income exclusive of the provision for credit losses, merger and acquisition expense and the income and expense associated with the PPP program, in each case net of tax.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) November 5, 2020. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10148248.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 65 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:    DSchrider@sandyspringbank.com

PMantua@sandyspringbank.com

Website: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the length of time that the pandemic continues, the imposition or re-imposition of stay-at-home orders and restrictions on business activities or travel; the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments; the inability of employees to work due to illness, quarantine, or government mandates; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2019, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(Dollars in thousands, except per share data)	2020	2019	Change	2020	2019	Change
Results of Operations:
Net interest income	$97,484	$66,790	46%	$263,332	$199,725	32%
Provision for credit losses	7,003	1,524	n.m	90,158	3,029	n.m
Non-interest income	29,390	18,573	58	70,482	52,098	35
Non-interest expense	60,937	44,925	36	194,121	133,004	46
Income before income taxes	58,934	38,914	51	49,535	115,790	(57)
Net income	44,642	29,383	52	40,291	87,976	(54)

Net income attributable to common shareholders	$44,268	$29,196	52	$39,974	$87,407	(54)
Pre-tax pre-provision pre-merger income(1)	$67,200	$40,802	65	$164,864	$119,183	38

Return on average assets	1.38%	1.39%		0.47%	1.42%
Return on average common equity	12.67%	10.38%		4.12%	10.71%
Return on average tangible common equity	18.16%	15.13%		5.93%	15.66%
Net interest margin	3.24%	3.51%		3.33%	3.55%
Efficiency ratio - GAAP basis(2)	48.03%	52.63%		58.15%	52.82%
Efficiency ratio - Non-GAAP basis(2)	45.27%	50.95%		47.10%	51.36%

Per share data:
Basic net income per common share	$0.94	$0.82	15%	$0.93	$2.46	(62)%
Diluted net income per common share	$0.94	$0.82	15	$0.93	$2.45	(62)
Weighted average diluted common shares	47,175,071	35,671,721	32	43,070,672	35,642,556	21
Dividends declared per share	$0.30	$0.30	-	$0.90	$0.88	2
Book value per common share	30.30	32.00	(5)	30.30	32.00	(5)
Tangible book value per common share(1)	21.32	22.10	(4)	21.32	22.10	(4)
Outstanding common shares	47,025,779	35,625,822	32	47,025,779	35,625,822	32

Financial Condition at period-end:
Investment securities	$1,425,733	$946,210	51%	$1,425,733	$946,210	51%
Loans	10,333,935	6,596,548	57	10,333,935	6,596,548	57
Interest-earning assets	11,965,915	7,742,138	55	11,965,915	7,742,138	55
Assets	12,678,131	8,437,538	50	12,678,131	8,437,538	50
Deposits	9,964,969	6,493,899	53	9,964,969	6,493,899	53
Interest-bearing liabilities	7,643,381	5,093,265	50	7,643,381	5,093,265	50
Stockholders' equity	1,424,749	1,140,041	25	1,424,749	1,140,041	25

Capital ratios:
Tier 1 leverage(3)	8.65%	9.96%		8.65%	9.96%
Common equity tier 1 capital to risk-weighted assets(3)	10.45%	11.37%		10.45%	11.37%
Tier 1 capital to risk-weighted assets(3)	10.45%	11.52%		10.45%	11.52%
Total regulatory capital to risk-weighted assets(3)	14.02%	12.70%		14.02%	12.70%
Tangible common equity to tangible assets(4)	8.17%	9.74%		8.17%	9.74%
Average equity to average assets	10.92%	13.42%		11.39%	13.22%

Credit quality ratios:
Allowance for credit losses to loans	1.65%	0.83%		1.65%	0.83%
Non-performing loans to total loans	0.72%	0.61%		0.72%	0.61%
Non-performing assets to total assets	0.60%	0.49%		0.60%	0.49%
Allowance for credit losses to non-performing loans	228.03%	137.05%		228.03%	137.05%
Annualized net charge-offs to average loans(5)	0.01%	0.03%		0.01%	0.03%

(1)	Represents a Non-GAAP measure.
(2)	The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)	Estimated ratio at September 30, 2020
(4)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(5)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2020	2019	2020	2019
Pre-tax pre-provision pre-merger income:
Net income	$44,642	$29,383	$40,291	$87,976
Plus non-GAAP adjustments:
Merger and acquisition expense	1,263	364	25,171	364
Income taxes	14,292	9,531	9,244	27,814
Provision for credit losses	7,003	1,524	90,158	3,029
Pre-tax pre-provision pre-merger income	$67,200	$40,802	$164,864	$119,183

Efficiency ratio - GAAP basis:
Non-interest expense	$60,937	$44,925	$194,121	$133,004

Net interest income plus non-interest income	$126,874	$85,363	$333,814	$251,823

Efficiency ratio - GAAP basis	48.03%	52.63%	58.15%	52.82%

Efficiency ratio - Non-GAAP basis:
Non-interest expense	$60,937	$44,925	$194,121	$133,004
Less non-GAAP adjustments:
Amortization of intangible assets	1,968	491	4,566	1,465
Loss on FHLB Redemption	-	-	5,928	-
Merger and acquisition expense	1,263	364	25,171	364
Non-interest expense - as adjusted	$57,706	$44,070	$158,456	$131,175

Net interest income plus non-interest income	$126,874	$85,363	$333,814	$251,823
Plus non-GAAP adjustment:
Tax-equivalent income	643	1,147	3,076	3,597
Less non-GAAP adjustment:
Securities gains	51	15	432	20
Net interest income plus non-interest income - as adjusted	$127,466	$86,495	$336,458	$255,400

Efficiency ratio - Non-GAAP basis	45.27%	50.95%	47.10%	51.36%

Tangible common equity ratio:
Total stockholders' equity	$1,424,749	$1,140,041	$1,424,749	$1,140,041
Accumulated other comprehensive (income)/ loss	(17,493)	2,708	(17,493)	2,708
Goodwill	(370,549)	(347,149)	(370,549)	(347,149)
Other intangible assets, net	(34,175)	(8,322)	(34,175)	(8,322)
Tangible common equity	$1,002,532	$787,278	$1,002,532	$787,278

Total assets	$12,678,131	$8,437,538	$12,678,131	$8,437,538
Goodwill	(370,549)	(347,149)	(370,549)	(347,149)
Other intangible assets, net	(34,175)	(8,322)	(34,175)	(8,322)
Tangible assets	$12,273,407	$8,082,067	$12,273,407	$8,082,067

Tangible common equity ratio	8.17%	9.74%	8.17%	9.74%

Outstanding common shares	47,025,779	35,625,822	47,025,779	35,625,822
Tangible book value per common share	$21.32	$22.10	$21.32	$22.10

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED (CONTINUED)

OPERATING EARNINGS - METRICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2020	2019	2020	2019
Operating earnings (non-GAAP):
Net income	$44,642	$29,383	$40,291	$87,976
Plus non-GAAP adjustments:
Provision for credit losses - net of tax	5,140	1,133	67,132	2,255
Merger and acquisition expense - net of tax	919	271	18,742	271
PPPLF funding expense - net of tax	339	-	707	-
Less non-GAAP adjustment:
PPP interest income and net deferred fee - net of tax	5,226	-	9,709	-
Operating earnings (non-GAAP)	$45,814	$30,787	$117,163	$90,503

Operating earnings per common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	47,175,071	35,671,721	43,070,672	35,642,556

Earnings per diluted common share (GAAP)	$0.94	$0.82	$0.93	$2.45
Operating earnings per diluted common share (non-GAAP)	$0.97	$0.86	$2.72	$2.54

Operating return on average assets (non-GAAP):
Average assets (GAAP)	$12,835,893	$8,370,789	$11,483,477	$8,307,929
Average PPP loans	1,058,792	-	592,500	-
Adjusted average assets (non-GAAP)	$11,777,101	$8,370,789	$10,890,977	$8,307,929

Return on average assets (GAAP)	1.38%	1.39%	0.47%	1.42%
Operating return on adjusted average assets (non-GAAP)	1.55%	1.46%	1.44%	1.46%

Operating return on average tangible common equity (non-GAAP)
Average total stockholders' equity (GAAP)	$1,401,746	$1,123,185	$1,307,791	$1,098,700
Average accumulated other comprehensive income/ (loss)	17,726	(2,837)	9,623	(8,438)
Average goodwill	370,548	347,149	363,906	347,149
Average other intangible assets, net	35,470	8,629	26,572	9,118
Average tangible common equity (non-GAAP)	$978,002	$770,244	$907,690	$750,871

Return on average tangible common equity (GAAP)	18.16%	15.13%	5.93%	15.66%
Operating return on average tangible common equity (non-GAAP)	18.64%	15.86%	17.24%	16.11%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

	September 30,	December 31,	September 30,
(Dollars in thousands)	2020	2019	2019
Assets
Cash and due from banks	$107,364	$82,469	$89,377
Federal funds sold	390	208	253
Interest-bearing deposits with banks	117,129	63,426	120,306
Cash and cash equivalents	224,883	146,103	209,936
Residential mortgage loans held for sale (at fair value)	88,728	53,701	78,821
Investments available-for-sale (at fair value)	1,357,205	1,073,333	894,272
Other equity securities	68,528	51,803	51,938
Total loans	10,333,935	6,705,232	6,596,548
Less: allowance for credit losses	(170,314)	(56,132)	(54,992)
Net loans	10,163,621	6,649,100	6,541,556
Premises and equipment, net	58,738	58,615	59,487
Other real estate owned	1,389	1,482	1,482
Accrued interest receivable	48,176	23,282	23,438
Goodwill	370,549	347,149	347,149
Other intangible assets, net	34,175	7,841	8,322
Other assets	262,139	216,593	221,137
Total assets	$12,678,131	$8,629,002	$8,437,538

Liabilities
Noninterest-bearing deposits	$3,458,804	$1,892,052	$2,081,435
Interest-bearing deposits	6,506,165	4,548,267	4,412,464
Total deposits	9,964,969	6,440,319	6,493,899
Securities sold under retail repurchase agreements and federal funds purchased	462,706	213,605	126,008
Advances from FHLB	444,210	513,777	517,477
Subordinated debentures	230,300	209,406	37,316
Total borrowings	1,137,216	936,788	680,801
Accrued interest payable and other liabilities	151,197	118,921	122,797
Total liabilities	11,253,382	7,496,028	7,297,497

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 47,025,779, 34,970,370 and 35,625,822 at September 30, 2020, December 31, 2019 and September 30, 2019, respectively	47,026	34,970	35,626
Additional paid in capital	845,399	586,622	609,103
Retained earnings	514,831	515,714	498,020
Accumulated other comprehensive income/ (loss)	17,493	(4,332)	(2,708)
Total stockholders' equity	1,424,749	1,132,974	1,140,041
Total liabilities and stockholders' equity	$12,678,131	$8,629,002	$8,437,538

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2020	2019	2020	2019
Interest Income:
Interest and fees on loans	$106,560	$79,167	$288,721	$239,028
Interest on loans held for sale	398	572	1,094	1,145
Interest on deposits with banks	84	783	419	1,405
Interest and dividends on investment securities:
Taxable for federal income taxes	4,488	5,221	17,270	16,302
Exempt from federal income taxes	1,454	1,337	4,264	4,591
Interest on federal funds sold	-	2	1	8
Total interest income	112,984	87,082	311,769	262,479
Interest Expense:
Interest on deposits	9,439	16,332	35,241	46,958
Interest on retail repurchase agreements and federal funds purchased	551	257	1,731	945
Interest on advances from FHLB	2,841	3,222	3,863	13,389
Interest on subordinated debt	2,669	481	7,602	1,462
Total interest expense	15,500	20,292	48,437	62,754
Net interest income	97,484	66,790	263,332	199,725
Provision for credit losses	7,003	1,524	90,158	3,029
Net interest income after provision for credit losses	90,481	65,266	173,174	196,696
Non-interest Income:
Investment securities gains	51	15	432	20
Service charges on deposit accounts	1,673	2,516	5,149	7,265
Mortgage banking activities	14,108	4,408	25,567	10,541
Wealth management income	7,785	5,493	22,355	16,268
Insurance agency commissions	2,122	2,116	5,439	5,281
Income from bank owned life insurance	708	662	2,162	2,505
Bank card fees	1,525	1,462	4,102	4,181
Other income	1,418	1,901	5,276	6,037
Total non-interest income	29,390	18,573	70,482	52,098
Non-interest Expense:
Salaries and employee benefits	36,041	26,234	98,391	77,699
Occupancy expense of premises	5,575	4,816	16,147	14,807
Equipment expenses	3,133	2,641	9,103	7,929
Marketing	1,305	1,541	3,223	3,371
Outside data services	2,614	1,973	6,365	5,713
FDIC insurance	1,340	(83)	3,200	2,137
Amortization of intangible assets	1,968	491	4,566	1,465
Merger and acquisition expense	1,263	364	25,171	364
Professional fees and services	1,800	1,546	5,466	4,425
Other expenses	5,898	5,402	22,489	15,094
Total non-interest expense	60,937	44,925	194,121	133,004
Income before income taxes	58,934	38,914	49,535	115,790
Income tax expense	14,292	9,531	9,244	27,814
Net income	$44,642	$29,383	$40,291	$87,976

Net Income Per Share Amounts:
Basic net income per common share	$0.94	$0.82	$0.93	$2.46
Diluted net income per common share	$0.94	$0.82	$0.93	$2.45
Dividends declared per share	$0.30	$0.30	$0.90	$0.88

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2020			2019
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$113,627	$116,252	$84,966	$86,539	$88,229	$88,423	$89,424
Interest expense	15,500	13,413	19,524	19,807	20,292	21,029	21,433
Tax-equivalent net interest income	98,127	102,839	65,442	66,732	67,937	67,394	67,991
Tax-equivalent adjustment	643	1,325	1,108	1,149	1,147	1,209	1,241
Provision/ (credit) for credit losses	7,003	58,686	24,469	1,655	1,524	1,633	(128)
Non-interest income	29,390	22,924	18,168	19,224	18,573	16,556	16,969
Non-interest expense	60,937	85,438	47,746	46,081	44,925	43,887	44,192
Income/ (loss) before income taxes	58,934	(19,686)	10,287	37,071	38,914	37,221	39,655
Income tax expense/ (benefit)	14,292	(5,348)	300	8,614	9,531	8,945	9,338
Net income/ (loss)	$44,642	$(14,338)	$9,987	$28,457	$29,383	$28,276	$30,317
Financial Performance:
Pre-tax pre-provision pre-merger income	$67,200	$61,454	$36,210	$39,674	$40,802	$38,854	$39,527
Return on average assets	1.38%	(0.45)%	0.46%	1.32%	1.39%	1.37%	1.49%
Return on average common equity	12.67%	(4.15)%	3.55%	9.93%	10.38%	10.32%	11.46%
Return on average tangible common equity	18.16%	(5.80)%	5.36%	14.39%	15.13%	15.10%	16.82%
Net interest margin	3.24%	3.47%	3.29%	3.38%	3.51%	3.54%	3.60%
Efficiency ratio - GAAP basis (1)	48.03%	68.66%	57.87%	54.34%	52.63%	53.04%	52.79%
Efficiency ratio - Non-GAAP basis (1)	45.27%	43.85%	54.76%	51.98%	50.95%	51.71%	51.44%
Per Share Data:
Net income/ (loss) attributable to common shareholders	$44,268	$(14,458)	$9,919	$28,274	$29,196	$28,065	$30,120
Basic net income/ (loss) per common share	$0.94	$(0.31)	$0.29	$0.80	$0.82	$0.79	$0.85
Diluted net income/ (loss) per common share	$0.94	$(0.31)	$0.28	$0.80	$0.82	$0.79	$0.85
Weighted average diluted common shares	47,175,071	46,988,351	34,743,623	35,543,254	35,671,721	35,634,924	35,618,346
Dividends declared per share	$0.30	$0.30	$0.30	$0.30	$0.30	$0.30	$0.28
Non-interest Income:
Securities gains	$51	$212	$169	$57	$15	$5	$-
Service charges on deposit accounts	1,673	1,223	2,253	2,427	2,516	2,442	2,307
Mortgage banking activities	14,108	8,426	3,033	4,170	4,408	3,270	2,863
Wealth management income	7,785	7,604	6,966	6,401	5,493	5,539	5,236
Insurance agency commissions	2,122	1,188	2,129	1,331	2,116	1,265	1,900
Income from bank owned life insurance	708	809	645	660	662	654	1,189
Bank card fees	1,525	1,257	1,320	1,435	1,462	1,467	1,252
Other income	1,418	2,205	1,653	2,743	1,901	1,914	2,222
Total Non-interest Income	$29,390	$22,924	$18,168	$19,224	$18,573	$16,556	$16,969
Non-interest Expense:
Salaries and employee benefits	$36,041	$34,297	$28,053	$26,251	$26,234	$25,489	$25,976
Occupancy expense of premises	5,575	5,991	4,581	4,663	4,816	4,760	5,231
Equipment expenses	3,133	3,219	2,751	2,791	2,641	2,712	2,576
Marketing	1,305	729	1,189	1,085	1,541	887	943
Outside data services	2,614	2,169	1,582	1,854	1,973	1,962	1,778
FDIC insurance	1,340	1,378	482	123	(83)	1,084	1,136
Amortization of intangible assets	1,968	1,998	600	481	491	483	491
Merger and acquisition expense	1,263	22,454	1,454	948	364	-	-
Professional fees and services	1,800	1,840	1,826	2,553	1,546	1,634	1,245
Other expenses	5,898	11,363	5,228	5,332	5,402	4,876	4,816
Total Non-interest Expense	$60,937	$85,438	$47,746	$46,081	$44,925	$43,887	$44,192

(1)	The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2020			2019
(Dollars in thousands)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Commercial investor real estate loans	$3,588,702	$3,581,778	$2,241,240	$2,169,156	$2,036,021	$1,994,027	$1,962,879
Commercial owner-occupied real estate loans	1,652,208	1,601,803	1,305,682	1,288,677	1,278,505	1,224,986	1,216,713
Commercial AD&C loans	994,800	997,423	643,114	684,010	678,906	658,709	688,939
Commercial business loans	2,227,246	2,222,810	813,525	801,019	772,619	772,158	769,660
Residential mortgage loans	1,173,857	1,211,745	1,116,512	1,149,327	1,199,275	1,241,081	1,249,968
Residential construction loans	175,123	169,050	149,573	146,279	150,692	171,106	176,388
Consumer loans	521,999	558,434	453,346	466,764	480,530	489,176	505,443
Total loans	10,333,935	10,343,043	6,722,992	6,705,232	6,596,548	6,551,243	6,569,990
Allowance for credit losses	(170,314)	(163,481)	(85,800)	(56,132)	(54,992)	(54,024)	(53,089)
Loans held for sale	88,728	68,765	67,114	53,701	78,821	50,511	24,998
Investment securities	1,425,733	1,424,652	1,250,560	1,125,136	946,210	955,715	987,299
Interest-earning assets	11,965,915	12,447,146	8,222,589	7,947,703	7,742,138	7,713,364	7,648,654
Total assets	12,678,131	13,290,447	8,929,602	8,629,002	8,437,538	8,398,519	8,327,900
Noninterest-bearing demand deposits	3,458,804	3,434,038	1,939,937	1,892,052	2,081,435	2,023,614	1,813,708
Total deposits	9,964,969	10,076,834	6,593,874	6,440,319	6,493,899	6,389,749	6,224,523
Customer repurchase agreements	142,287	143,579	125,305	138,605	126,008	150,604	122,626
Total interest-bearing liabilities	7,643,381	8,313,546	5,732,349	5,485,055	5,093,265	5,136,860	5,297,108
Total stockholders' equity	1,424,749	1,390,093	1,116,334	1,132,974	1,140,041	1,119,445	1,095,848
Quarterly Average Balance Sheets:
Commercial investor real estate loans	$3,582,751	$3,448,882	$2,202,461	$2,092,478	$1,982,979	$1,960,919	$1,964,699
Commercial owner-occupied real estate loans	1,628,474	1,681,674	1,285,257	1,274,782	1,258,000	1,215,632	1,207,799
Commercial AD&C loans	977,607	969,251	659,494	695,817	651,905	686,282	676,205
Commercial business loans	2,207,388	1,899,264	819,133	765,159	786,150	756,594	780,318
Residential mortgage loans	1,189,452	1,208,566	1,139,786	1,169,623	1,215,132	1,244,086	1,230,319
Residential construction loans	173,280	162,978	145,266	149,690	162,196	174,095	189,720
Consumer loans	543,242	575,734	465,314	477,572	486,865	505,235	515,644
Total loans	10,302,194	9,946,349	6,716,711	6,625,121	6,543,227	6,542,843	6,564,704
Loans held for sale	54,784	53,312	35,030	50,208	61,870	37,121	17,846
Investment securities	1,404,238	1,398,586	1,179,084	1,002,692	941,048	964,863	1,010,940
Interest-earning assets	12,049,463	11,921,132	7,994,618	7,859,836	7,690,629	7,619,240	7,627,187
Total assets	12,835,893	12,903,156	8,699,342	8,542,837	8,370,789	8,294,883	8,258,116
Noninterest-bearing demand deposits	3,281,607	3,007,222	1,797,227	1,927,063	1,909,884	1,796,802	1,682,720
Total deposits	9,862,639	9,614,176	6,433,694	6,459,551	6,405,762	6,247,409	5,952,942
Customer repurchase agreements	142,694	144,050	135,652	126,596	138,736	141,865	129,059
Total interest-bearing liabilities	7,969,487	8,326,909	5,612,056	5,326,303	5,202,876	5,269,209	5,403,946
Total stockholders' equity	1,401,746	1,390,544	1,130,051	1,136,824	1,123,185	1,099,078	1,073,291
Financial Measures:
Average equity to average assets	10.92%	10.78%	12.99%	13.31%	13.42%	13.25%	13.00%
Investment securities to earning assets	11.91%	11.45%	15.21%	14.16%	12.22%	12.39%	12.91%
Loans to earning assets	86.36%	83.10%	81.76%	84.37%	85.20%	84.93%	85.90%
Loans to assets	81.51%	77.82%	75.29%	77.71%	78.18%	78.00%	78.89%
Loans to deposits	103.70%	102.64%	101.96%	104.11%	101.58%	102.53%	105.55%
Capital Measures:
Tier 1 leverage (1)	8.65%	8.35%	8.78%	9.70%	9.96%	9.80%	9.61%
Common equity tier 1 capital to risk-weighted assets (1)	10.45%	10.23%	10.23%	11.06%	11.37%	11.43%	11.19%
Tier 1 capital to risk-weighted assets (1)	10.45%	10.23%	10.23%	11.21%	11.52%	11.59%	11.35%
Total regulatory capital to risk-weighted assets (1)	14.02%	13.79%	14.09%	14.85%	12.70%	12.79%	12.54%
Book value per common share	$30.30	$29.58	$32.68	$32.40	$32.00	$31.43	$30.82
Outstanding common shares	47,025,779	47,001,022	34,164,672	34,970,370	35,625,822	35,614,953	35,557,110

(1) Estimated ratio at September 30, 2020

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2020			2019
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$-	$775	$-	$-	$1,201	$1,248	$-
Commercial owner-occupied real estate	-	515	-	-	-	-	90
Commercial AD&C	-	-	-	-	-	-	-
Commercial business	93	-	-	-	17	-	-
Residential real estate:
Residential mortgage	320	138	8	-	-	-	221
Residential construction	-	-	-	-	-	-	-
Consumer	1	-	-	-	-	-	-
Total loans 90 days past due	414	1,428	8	-	1,218	1,248	311
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	26,784	26,482	17,770	8,437	8,454	6,409	6,071
Commercial owner-occupied real estate	6,511	6,729	4,074	4,148	3,810	3,766	5,992
Commercial AD&C	1,678	2,957	829	829	829	1,990	3,306
Commercial business	17,659	20,246	10,834	8,450	6,393	7,083	8,013
Residential real estate:
Residential mortgage	11,296	11,724	12,271	12,661	12,574	10,625	9,704
Residential construction	-	-	-	-	-	-	156
Consumer	7,493	7,800	5,596	4,107	4,561	4,439	4,081
Total non-accrual loans	71,421	75,938	51,374	38,632	36,621	34,312	37,323
Total restructured loans - accruing	2,854	2,553	2,575	2,636	2,287	2,133	2,479
Total non-performing loans	74,689	79,919	53,957	41,268	40,126	37,693	40,113
Other assets and other real estate owned (OREO)	1,389	1,389	1,416	1,482	1,482	1,486	1,410
Total non-performing assets	$76,078	$81,308	$55,373	$42,750	$41,608	$39,179	$41,523

	For the Quarter Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2020	2020	2019	2019	2019	2019
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$75,938	$51,374	$38,632	$36,621	$34,312	$37,323	$33,583
Purchased credit deteriorated loans designated as non-accrual	-	-	13,084	-	-	-	-
Non-accrual balances transferred to OREO	-	-	-	-	-	(195)	-
Non-accrual balances charged-off	(144)	(162)	(575)	(454)	(705)	(604)	(227)
Net payments or draws	(4,248)	(1,881)	(1,860)	(2,916)	(2,903)	(5,517)	(1,786)
Loans placed on non-accrual	893	27,289	2,369	5,381	6,015	3,396	6,202
Non-accrual loans brought current	(1,018)	(682)	(276)	-	(98)	(91)	(449)
Balance at end of period	$71,421	$75,938	$51,374	$38,632	$36,621	$34,312	$37,323

Analysis of Allowance for Credit Losses:
Balance at beginning of period	$163,481	$85,800	$56,132	$54,992	$54,024	$53,089	$53,486
Transition impact of adopting ASC 326	-	-	2,983	-	-	-	-
Initial allowance on purchased credit deteriorated loans	-	-	2,762	-	-	-	-
Initial allowance on acquired PCD loans	-	18,628	-	-	-	-	-
Provision/ (credit) for credit losses	7,003	58,686	24,469	1,655	1,524	1,633	(128)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	21	(4)	-	(3)	(3)	(3)	(7)
Commercial owner-occupied real estate	-	-	-	-	-	-	-
Commercial AD&C	-	-	-	-	(224)	(4)	-
Commercial business	88	(463)	108	15	389	735	7
Residential real estate:
Residential mortgage	(6)	15	333	264	209	(10)	89
Residential construction	(2)	(1)	(2)	(2)	(2)	(2)	(2)
Consumer	69	86	107	241	187	(18)	182
Net charge-offs/ (recoveries)	170	(367)	546	515	556	698	269
Balance at end of period	$170,314	$163,481	$85,800	$56,132	$54,992	$54,024	$53,089

Asset Quality Ratios:
Non-performing loans to total loans	0.72%	0.77%	0.80%	0.62%	0.61%	0.58%	0.61%
Non-performing assets to total assets	0.60%	0.61%	0.62%	0.50%	0.49%	0.47%	0.50%
Allowance for credit losses to loans	1.65%	1.58%	1.28%	0.84%	0.83%	0.82%	0.81%
Allowance for credit losses to non-performing loans	228.03%	204.56%	159.02%	136.02%	137.05%	143.33%	132.35%
Annualized net charge-offs/ (recoveries) to average loans	0.01%	(0.01%)	0.03%	0.03%	0.03%	0.04%	0.02%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
		2020			2019
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Commercial investor real estate loans	$3,582,751	$39,547	4.39%	$1,982,979	$24,342	4.87%
Commercial owner-occupied real estate loans	1,628,474	19,215	4.69	1,258,000	15,749	4.97
Commercial AD&C loans	977,607	10,647	4.33	651,905	9,705	5.91
Commercial business loans	2,207,388	20,015	3.61	786,150	10,350	5.22
Total commercial loans	8,396,220	89,424	4.24	4,679,034	60,146	5.10
Residential mortgage loans	1,189,452	10,899	3.67	1,215,132	11,649	3.83
Residential construction loans	173,280	1,733	3.98	162,196	1,746	4.27
Consumer loans	543,242	5,053	3.70	486,865	6,132	5.00
Total residential and consumer loans	1,905,974	17,685	3.70	1,864,193	19,527	4.18
Total loans (2)	10,302,194	107,109	4.14	6,543,227	79,673	4.84
Loans held for sale	54,784	398	2.91	61,870	572	3.70
Taxable securities	1,148,573	4,190	1.46	744,461	5,504	2.95
Tax-exempt securities (3)	255,665	1,846	2.89	196,587	1,695	3.45
Total investment securities (4)	1,404,238	6,036	1.72	941,048	7,199	3.06
Interest-bearing deposits with banks	287,817	84	0.12	143,865	783	2.16
Federal funds sold	430	-	0.10	619	2	1.42
Total interest-earning assets	12,049,463	113,627	3.75	7,690,629	88,229	4.56

Less: allowance for credit losses	(162,488)			(54,147)
Cash and due from banks	128,193			64,154
Premises and equipment, net	59,182			60,537
Other assets	761,543			609,616
Total assets	$12,835,893			$8,370,789

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,144,328	365	0.13%	$749,720	545	0.29%
Regular savings deposits	391,291	66	0.07	326,913	110	0.13
Money market savings deposits	3,022,710	2,508	0.33	1,781,173	6,721	1.50
Time deposits	2,022,703	6,500	1.28	1,638,072	8,956	2.17
Total interest-bearing deposits	6,581,032	9,439	0.57	4,495,878	16,332	1.44
Other borrowings	709,217	551	0.31	146,939	257	0.69
Advances from FHLB	448,929	2,841	2.52	522,719	3,222	2.45
Subordinated debentures	230,309	2,669	4.64	37,340	481	5.15
Total borrowings	1,388,455	6,061	1.74	706,998	3,960	2.22
Total interest-bearing liabilities	7,969,487	15,500	0.77	5,202,876	20,292	1.55

Noninterest-bearing demand deposits	3,281,607			1,909,884
Other liabilities	183,053			134,844
Stockholders' equity	1,401,746			1,123,185
Total liabilities and stockholders' equity	$12,835,893			$8,370,789

Net interest income and spread		$98,127	2.98%		$67,937	3.01%
Less: tax-equivalent adjustment		643			1,147
Net interest income		$97,484			$66,790

Interest income/earning assets			3.75%			4.56%
Interest expense/earning assets			0.51			1.05
Net interest margin			3.24%			3.51%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.54% and 26.13% for 2020 and 2019, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $0.6 million and $1.1 million in 2020 and 2019, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
	2020			2019
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Commercial investor real estate loans	$3,079,873	$103,238	4.48%	$1,969,599	$74,428	5.05%
Commercial owner-occupied real estate loans	1,532,154	54,215	4.73	1,227,327	44,975	4.90
Commercial AD&C loans	869,181	29,862	4.59	671,375	29,853	5.95
Commercial business loans	1,643,992	49,618	4.03	774,375	31,479	5.43
Total commercial loans	7,125,200	236,933	4.44	4,642,676	180,735	5.20
Residential mortgage loans	1,179,305	32,899	3.72	1,229,790	35,408	3.84
Residential construction loans	160,555	4,985	4.15	175,236	5,582	4.26
Consumer loans	528,152	15,550	3.93	502,476	18,797	5.00
Total residential and consumer loans	1,868,012	53,434	3.82	1,907,502	59,787	4.18
Total loans (2)	8,993,212	290,367	4.31	6,550,178	240,522	4.91
Loans held for sale	47,734	1,094	3.05	39,107	1,145	3.91
Taxable securities	1,095,419	17,557	2.14	752,518	17,169	3.04
Tax-exempt securities (3)	232,165	5,407	3.11	219,510	5,827	3.54
Total investment securities (4)	1,327,584	22,964	2.31	972,028	22,996	3.15
Interest-bearing deposits with banks	291,260	419	0.19	83,981	1,405	2.24
Federal funds sold	369	1	0.36	623	8	1.78
Total interest-earning assets	10,660,159	314,845	3.94	7,645,917	266,076	4.65

Less: allowance for credit losses	(114,613)			(53,440)
Cash and due from banks	126,607			64,227
Premises and equipment, net	59,357			61,039
Other assets	751,967			590,186
Total assets	$11,483,477			$8,307,929

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,017,873	1,519	0.20%	$733,872	1,305	0.24%
Regular savings deposits	363,303	212	0.08	330,377	321	0.13
Money market savings deposits	2,588,870	10,554	0.54	1,710,520	19,617	1.53
Time deposits	1,973,773	22,956	1.55	1,629,716	25,715	2.11
Total interest-bearing deposits	5,943,819	35,241	0.79	4,404,485	46,958	1.43
Other borrowings	553,898	1,731	0.42	158,279	945	0.80
Advances from FHLB	585,063	3,863	0.88	689,224	13,389	2.60
Subordinated debentures	222,470	7,602	4.56	37,376	1,462	5.22
Total borrowings	1,361,431	13,196	1.29	884,879	15,796	2.39
Total interest-bearing liabilities	7,305,250	48,437	0.89	5,289,364	62,754	1.59

Noninterest-bearing demand deposits	2,697,492			1,797,301
Other liabilities	172,944			122,564
Stockholders' equity	1,307,791			1,098,700
Total liabilities and stockholders' equity	$11,483,477			$8,307,929

Net interest income and spread		$266,408	3.05%		$203,322	3.06%
Less: tax-equivalent adjustment		3,076			3,597
Net interest income		$263,332			$199,725

Interest income/earning assets			3.94%			4.65%
Interest expense/earning assets			0.61			1.10
Net interest margin			3.33%			3.55%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.54% and 26.13% for 2020 and 2019, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.1 million and $3.6 million in 2020 and 2019, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available-for-sale investments are presented at amortized cost.